Exhibit 23.3

Consent of Independent Auditor

We consent to the use in this Registration Statement on Form S-4 of Hut 8 Corp. of our report dated February 4, 2023, relating to the consolidated financial statements of U.S. Data Mining Group, Inc. and subsidiaries, included in the Prospectus, which is part of this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Boston, Massachusetts

February 13, 2023

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